Exhibit 3.1

LA-Z-BOY INCORPORATED RESTATED ARTICLES OF INCORPORATION

     ARTICLE I

     The name of this corporation is La-Z-Boy Incorporated


     ARTICLE II

     The purpose or purposes of this corporation are as follows: To manufacture, purchase, and sell at wholesale or retail, furniture, household appliances, tools, dies, machinery and metal stampings, to buy, sell and license the use of patents; to purchase, mortgage, improve, develop, hold, lease or sell real estate; to borrow and loan money or its equivalent; to hold, sell or buy notes, mortgages and other evidences of indebtedness; to finance installment sales; to discount and re-discount notes and other installment paper; to buy bonds and stocks and to hold or sell the same; to develop patents and patented products; to develop, investigate and have patented any patentable ideas, designs, products or gadgets.

(In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.)


     ARTICLE III

     Location of the corporation is Monroe, in the County of Monroe, State of Michigan.

     Post Office address of registered office in Michigan is 1284 North Telegraph Road, Monroe, Michigan.


     ARTICLE IV

(1) The aggregate number of shares which the Corporation has authority to issue is: (a) 40,000,000 shares of Common Stock, $1.00 par value per share; and

     (b) 5,000,000 shares of Preferred Stock.

(2) The relative rights, preferences, and limitations of the shares of each class of shares shall be as follows:

PART I:  COMMON STOCK

     (a) Except as otherwise required by law or by an amendment to these Articles of Incorporation, each holder of shares of Common Stock shall have one vote for each share of Common Stock held by him of record on the books of the corporation on all matters voted upon by the shareholders.

     (b) Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution, of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of shares of Common Stock such remaining assets of the Corporation or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of shares of Common Stock. The merger of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, or the exchange of shares of any class of stock of the Corporation for shares or other securities of any other corporation, shall not be deemed to be a dissolution, liquidation, or winding up of the Corporation for the purposes of this paragraph (c).

     (d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants, or rights at the time outstanding to purchase shares of Common Stock.

     (e) No holder of shares of Common Stock shall have any pre-emptive right to subscribe for or to purchase any shares of the Corporation of any class or series (including, for this purpose, any other securities convertible into or carrying any right to subscribe for or acquire any such shares), whether such shares or such class or series be now or hereafter authorized.

PART II:  PREFERRED STOCK

     (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.

     (b) The Board of Directors is expressly authorized at any time, and from time to time, to divide the class of Preferred Stock into, and to provide for the issuance of shares of Preferred Stock in, one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, relative rights, preferences and limitations as stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including (but without limiting the generality of the foregoing) the following:

          (i) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased
(but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

          (ii) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of stock of the Corporation or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate.

          (iii) Whether the shares of such series shall be redeemable, in whole or in part, and if redeemable, whether redeemable for cash, bonds, securities or other property, at the option of the Corporation, the holder or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, or periods during which, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

          (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution, or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

          (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

          (vi) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any class or any series of any class, or bonds, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

          (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors, of the corporation in the case of dividend arrearages or other specified events, or upon other matters.

          (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance or as to the powers, preferences or rights of any such other series.

          (ix) Any other preferences, privileges and powers and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation

     (c) Whenever the Board of Directors shall adopt such resolution or resolutions so establishing and designating one or more series of Preferred Stock and prescribing the relative rights, preferences and limitations of such series, a certificate containing such resolution or resolutions shall be filed as contemplated by Section 302(4) of the Michigan Business Corporation Act, as amended, superseded or redesignated, and when filed shall constitute an amendment to these Articles of Incorporation.

     (d) Except as expressly provided in said resolution or resolutions of the Board of Directors, no holder of shares of any series of Preferred Stock shall have any pre-emptive right to subscribe for or to purchase any shares of the Corporation of any class or series (including, for this purpose, any other securities convertible into or carrying any right to subscribe for or acquire any such shares), whether such shares or such class or series be now or hereafter authorized.


     ARTICLE V

     The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by cash are as follows:

Names                           Residence or Business Address            Common
-------------------------       -------------------------------         --------
Floral City Furniture Company     - 1314 N. Telegraph Rd.
                                    Monroe, Michigan                     195,500

Edwin J. Shoemaker                - 1028 Bentley Drive
                                    Monroe, Michigan                       1,000

E.M. Knabusch                     - 1396 N. Telegraph Rd.
                                    Monroe, Michigan                       1,000

H.F. Gertz                        - 1016 N. Monroe Street
                                    Monroe, Michigan                       1,000

Otto C. Uecker                    - 408 So. Macomb Street
                                    Monroe, Michigan                       1,000

Ora H. Sessions                   - 445 Riverview Avenue
                                    Monroe, Michigan                         500


     ARTICLE VI

     The names and addresses of the First Board of Directors are as follows:

          Name                         Address

Edwin J. Shoemaker                  1028 Bentley Drive, Monroe, Michigan
E.M. Knabusch                       1396 North Telegraph Rd., Monroe, Mich.
H.F. Gertz                          1016 North Monroe Street, Monroe, Mich.
Otto C. Uecker                       408 South Macomb Street, Monroe, Mich.
Ora H. Sessions                      445 Riverview Avenue, Monroe, Mich.


     ARTICLE VII

     The term of the corporate existence is perpetual.

     ARTICLE VIII

(1) Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation to the contrary, the Corporation shall not be authorized to take any of the following actions or engage in any of the following transactions, unless and until a proposal authorizing such action or transaction shall have been approved by the affirmative vote of the holders of not less than sixty-seven (67%) percent of all shares of stock of the Corporation entitled to vote in elections of directors:

     (a) The merger or consolidation of the Corporation with or into any other corporation, person or entity; or

     (b) The sale, exchange or lease by the Corporation of all or any substantial part of the assets of the Corporation to any other corporation, person or entity; or

     (c) The issuance or transfer by the Corporation of (i) any voting securities of the Corporation, or (ii) any options or warrants which carry the right to acquire voting securities of the Corporation which are convertible into, or exchangeable for, voting securities of the Corporation, if such securities are issued or transferred in exchange or payment for any securities or other property, including cash, or any corporation, person or entity;

if, in any case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, person or entity described in (a), (b) or (c) above (hereinafter referred to as the "Related Entity") is the beneficial owner, directly or indirectly, of ten (10%) percent or more of the sum of (i) the outstanding shares of stock of the Corporation entitled to vote in elections of directors, and (ii) any unissued shares of stock of the Corporation of which the Related Entity is the beneficial owner for purposes of this Article by virtue of its beneficial ownership of conversion rights, options, warrants or otherwise (such status hereinafter referred to as "10% Stock Ownership").

(2) The provisions of this Article shall not be applicable to, and the provisions of Michigan law relating to the percentage of stockholder approval required, if any, shall apply to any action or transaction referred to in Paragraph (1) of this Article (such actions and transactions being sometimes individually referred to herein as a "Business Combination") if:

     (a)  all of the following three conditions shall have been satisfied:


          (i) The aggregate amount of cash and the fair market value of other consideration to be received per share by holders of Voting Stock in such Business Combination is not less than the highest per share price
(including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Entity in acquiring any of its holdings of that class of Voting Stock;
          (ii) the consideration to be received by the holders of Voting
Stock in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Entity in previously acquiring shares or Voting Stock;

          (iii) prior to the consummation of such Business Combination, such Related Entity shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation.

     (b) prior to the time that such Related Entity shall have acquired a 10% Stock Ownership, a majority of directors of the Corporation shall have approved a memorandum of understanding with such Related Entity with respect to, and substantially consistent with, such Business Combination; or

     (c) subsequent to the acquisition by such Related Entity of a 10% Stock Ownership, a majority of the Continuing Directors of the Corporation, as in hereinafter defined, shall have approved such Business Combination; or

     (d) such Business Combination relates to, or is with, a corporation of which a majority of the outstanding shares of each class of equity security is owned of record or beneficially by the Corporation and where following the consummation of such action or transaction stockholders of the Corporation other than the Related Entity will retain their proportionate voting and equity interests in the Corporation or the resulting combined entity.

(3)  For purposes of this Article:

     (a) Such related Entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation, whether issued or unissued, which (i) the Related Entity, its affiliates and associates, as defined below, own directly or indirectly, or have the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise, or (ii) are beneficially owned, directly or indirectly, by any other corporation, person or entity with which the Related Entity, its affiliates or associates have any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

     (b) The terms "affiliate" and "associate" are defined in this Article as set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of adoption of this Article by the stockholders of the Corporation;

     (c) The term "Continuing Director" shall mean and include each director of the Corporation (i) who was a member of the Board of Directors of the Corporation on the date of the adoption of this Article by the stockholders of the Corporation, or (ii) who was thereafter elected a director of the Corporation by the Stockholders prior to the time that such Related Entity acquired a 10% Stock Ownership, or (iii) who was elected a director of the Corporation by the stockholders following the time such Related Entity acquired a 10% Stock Ownership upon the recommendation of a majority of the then Continuing Directors in office to succeed a Continuing Director.

(4) A majority of the Continuing Directors of the Board shall have the power and duty to determine, for purposes of this Article and on the basis of information known to the Corporation, whether:

     (a)  a corporation, person or entity holds a 10% Stock Ownership;

     (b) a corporation, person or entity is an "affiliate" or "associate" of another corporation, person or entity;

     (c) a memorandum of understanding referred to in subparagraph 2(b) above is substantially consistent with the transaction covered thereby: and

     (d) each of the conditions specified in subparagraph 2(a) hereof has been satisfied.

Any such determination shall be conclusive and binding for all purposes of this
Article.


     ARTICLE IX

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or re-organization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.


     ARTICLE X

(1) Any adoption, alteration or repeal of the By-laws of the Corporation by the stockholders shall require the affirmative vote or consent of the holders of not less than 67% of all shares of the stock of the Corporation entitled to vote in elections of directors.

(2) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, any amendment or repeal of any provisions of Articles VIII and/or X of these Articles of Incorporation shall require the affirmative vote or consent of the holders of not less than 67% of all shares of the Corporation entitled to vote with respect thereto unless such amendment or repeal is approved by and recommended to the stockholders by a majority of those members of the Board of Directors of the Corporation who would qualify as Continuing Directors within the meaning of Article VIII of these Articles of Incorporation.



     ARTICLE XI

Section 1.  Limitation of Liability.   A director of the Corporation shall not
be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) a violation of
Section 551(1) of the Michigan Business Corporation Act, as amended (the "Act"), (iv) a transaction from which the director derived an improper personal benefit, or (v) an act or omission occurring before the date that the amendment to the Articles of Incorporation adding this Section 1 becomes effective in accordance with the pertinent provisions of the Act. Any repeal, amendment or other modification of this Section 1 shall not increase the liability or alleged liability of any director of the Corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or there after brought or threatened based in whole or in part upon any such state of facts.

Section 2. Indemnification. The Corporation shall indemnify any of its directors and officers and may indemnify any of its employees and agents (in each case including such person's heirs, executors, administrators and legal representatives) who are made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, to the fullest extent authorized or permitted under the Act or other applicable law, as the same presently exist or may hereafter be amended, but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than authorized or permitted before such amendment. Without limiting the generality of the foregoing, the following provisions, except to the extent they limit the indemnity which may be provided pursuant to the foregoing, shall apply:

2.1 - Indemnification of Directors and Officers:  Claims by Third Parties.
The
Corporation shall to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgements, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

2.2 - Indemnification of Directors and Officers: Claims Brought By or In the Right of the Corporation. The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made under this subsection 2.2 for claim, issue, or matter in which the Indemnitee has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

2.3 - Actions Brought by the Indemnitee. Notwithstanding the provisions of subsections 2.1 and 2.2 the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the Corporation: or (ii) was brought or made to enforce this
Section 2 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

2.4 - Approval of Indemnification. An indemnification under subsections 2.1 or
2.2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2 as the case may be. This determination shall be made in any of the following ways:

     (a) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit, or proceeding.

     (b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action.
 The committee shall consist of not less than three (3) disinterested directors.

     (c)  By independent legal counsel in a written opinion.

     (d)  By the shareholders.

2.5 - Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or 2.2 above shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. The under taking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

2.6 - Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

2.7 - Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 2 and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

2.8 - Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through 2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

2.9 - Definitions. "Other enterprise" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in subsections 2.1 and 2.2.

2.10 - Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether or not the Corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.

2.11 - Enforcement. If a claim under this Section 2 is not paid in full by the
Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which makes it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither failure of the Corporation (including the Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including the Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

2.12 - Contract with the Corporation. The right to indemnification conferred in this Section 2 shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Section 2 is in effect and any repeal or modification of this
Section 2 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

2.13 - Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for "corporation" found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded form application to this Section 2. The indemnification and other obligations set forth in this Section 2 of the Corporation shall be binding upon any resulting or surviving corporation after any merger of consolidation with the Corporation. Notwithstanding any thing to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 2 for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

2.14 - Severability. Each and every paragraph, sentence, term and provision of this Section 2 shall be considered severable in that, in the event that a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Section 2 shall be construed in all respects as if such invalid or unenforceable matter had been omitted.